                                  SCHEDULE 14A
                                 (RULE 14a-101)

                           INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                               SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Interpore International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    (5) Total fee paid:

    ----------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------

    (3) Filing Party:

        ------------------------------------------------------------------------

    (4) Date Filed:

        ------------------------------------------------------------------------

                         [INTERPORE CROSS INTERNATIONAL]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 21, 1999


       The 1999 annual meeting of the stockholders of Interpore International, Inc. will be held at 9:00 a.m. local time, on May 21, 1999, at our executive offices at 181 Technology Drive, Irvine, California 92618 for the following purposes:

       1. To elect two Class I Directors to hold office until the annual meeting of stockholders in the year 2002 and until the election and qualification of their respective successors;

       2. To consider and vote upon a proposal to amend and restate the Employee Qualified Stock Purchase Plan of Interpore International, Inc. ("Q.S.P. Plan") which, among other things, would increase the number of shares of Common Stock that may be issued pursuant to the Q.S.P. Plan;

       3. To consider and vote upon a proposal to approve the adoption of the Interpore Cross International 1999 Consultants Stock Option Plan (the "Consultants Option Plan") which would provide for the issuance of options to purchase up to 300,000 shares of Common Stock; and

       4. To transact such other business as may properly come before the meeting.

       Only stockholders of record at the close of business on April 13, 1999 will be entitled to notice of, and to vote at, the 1999 annual meeting and any adjournment thereof.

       Management welcomes your attendance at the annual meeting. Whether or not you expect to attend the annual meeting in person, please complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. The prompt return of your proxy will save expenses involved in further communication. Your proxy will not affect your right to vote in person in the event you attend the annual meeting. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE IN PERSON AT THE ANNUAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSALS.

                                             By Order of the Board of Directors,



                                             Richard L. Harrison
                                             Secretary
Irvine, California
April 13, 1999

                             YOUR VOTE IS IMPORTANT.
             TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE
      ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                         [INTERPORE CROSS INTERNATIONAL]

                              181 TECHNOLOGY DRIVE
                            Irvine, California 92618
                    ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                  MAY 21, 1999

                         ------------------------------
                                 PROXY STATEMENT
                         ------------------------------
                             SOLICITATION OF PROXIES

       The accompanying proxy is solicited on behalf of the Board of Directors of Interpore International, Inc. for use at the annual meeting of stockholders to be held at our executive offices located at 181 Technology Drive, Irvine, California 92618, on May 21, 1999 at 9:00 a.m. local time, and at any and all adjournments or postponements thereof.

       All shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy, the proxy will be voted FOR the election of the two nominees to the Board of Directors listed herein, the approval of the amended and restated Q.S.P. Plan, and the approval and adoption of the Consultants Option Plan.

       You have the power to revoke your proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to our Secretary, by presenting a later-dated proxy, or by attendance at the meeting and voting in person.

       This proxy statement is being mailed to our stockholders on or about April 16, 1999. We will pay for the expense of soliciting proxies. Expenses include reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners of the voting stock. Solicitation of proxies will be made by mail. Further solicitation of proxies may be made by telephone or oral communication by our regular employees, who will not receive additional compensation for such solicitation.

                      OUTSTANDING SHARES AND VOTING RIGHTS

       Only if you held any of the 13,491,029 shares of Common Stock and 31,573 shares of Series E Preferred Stock outstanding at the close of business on the record date, April 13, 1999, will you be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. You will be entitled to cast one vote for each share of Common Stock on each matter to be considered at the meeting, and 1.0045 or 1.0058 votes (depending on issuance date) for each share of Series E Preferred Stock, you held on April 13, 1999. Accordingly, an aggregate of 13,522,755 votes may be cast on each matter to be considered at the meeting.

       In order to constitute a quorum and to transact business at the meeting, a majority of the outstanding shares on the record date must be represented at the meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a majority of the aggregate votes present, in person or by proxy, at the meeting. Accordingly, neither abstentions, nor broker non-votes, will affect the election of candidates receiving the majority of votes. In addition, a simple majority of the shares voting may elect all of the directors. The proposals to (i) approve the amended and restated Q.S.P. Plan and (ii) approve and adopt the Consultants Option Plan require the affirmative vote of a majority of the aggregate votes of the outstanding shares of Common Stock and Series E Preferred Stock. Accordingly, proxies reflecting abstentions and broker non-votes by certain beneficial owners, will have the same effect as votes against such proposals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth the amount and percentage of the outstanding shares of the Common Stock, which, according to the information supplied to us, are beneficially owned by (1) each person who, to our knowledge, is the beneficial owner of more than 5% of the outstanding Common Stock, (2) each person who is currently a director, two of whom are also nominees for election as a director, (3) each Named Executive Officer, as defined on page 8 hereof, and (4) all current directors and executive officers as a group. Except for information based on Schedules 13G, as indicated in the footnotes, beneficial ownership is stated as of April 13, 1999. Except to the extent indicated in the footnotes to the following table, to our knowledge, the person or entity listed has sole voting or dispositive power to the shares which are deemed beneficially owned by such person or entity. At April 13, 1999 we also had outstanding 31,573 shares of Series E Convertible Preferred Stock which votes together with the Common Stock on an as-converted basis. None of the persons in the following table own any shares of the Series E Convertible Preferred Stock.

                                                                     TOTAL        PERCENT OF
                                                     OPTIONS      OUTSTANDING      SHARES OF
                                     OUTSTANDING   EXERCISABLE    COMMON STOCK   COMMON STOCK
NAME AND ADDRESS                        COMMON        WITHIN      BENEFICIALLY   BENEFICIALLY
OF BENEFICIAL OWNER(1)                  STOCK        60 DAYS         OWNED         OWNED(2)
----------------------               -----------   -----------    ------------   -------------

DIRECTORS/NOMINEES AND NAMED
  EXECUTIVE OFFICERS:
William A. Eisenecher                    4,500       41,875         46,375             *
William A. Franklin, Jr.(3)             46,000      143,250        189,250            1.4%
Daniel A. Funk, M.D.                   283,101       23,575        306,676            2.3%
Richard L. Harrison(3)                   4,223       92,750         96,973             *
G. Bradford Jones                       88,042       21,250        109,292             *
David C. Mercer(3)                      25,000      353,250        378,250            2.7%
Joseph A. Mussey(3)                    175,625      123,675        299,300            2.2%
Maxwell R. Simmonds(3)                  33,000      180,750        213,750            1.6%
Robert J. Williams                       1,000       19,750         20,750             *

                                                                     TOTAL        PERCENT OF
                                                     OPTIONS      OUTSTANDING      SHARES OF
                                     OUTSTANDING   EXERCISABLE    COMMON STOCK   COMMON STOCK
NAME AND ADDRESS                        COMMON        WITHIN      BENEFICIALLY   BENEFICIALLY
OF BENEFICIAL OWNER(1)                 STOCK(2)      60 DAYS        OWNED(2)      OWNED(2)(3)
----------------------               -----------   -----------    ------------   -------------

ALL DIRECTORS AND EXECUTIVE
  OFFICERS                             731,840     1,212,340     1,944,180           13.2%
  AS A GROUP (11 PERSONS)

5% BENEFICIAL HOLDERS:

Heartland Advisors, Inc.(4)          1,779,100            0      1,779,100           13.2%
  790 North Milwaukee Street
  Milwaukee, WI  53202

Edward R. Funk (5)                     971,789       25,500        997,289            7.4%
Ingeborg V. Funk
c/o Superconductive Components Inc.
1145 Chesapeake Avenue
Columbus, Ohio 43212


----------------

*      less than 1%

(1) The address of the directors and officers listed in this table is 181 Technology Drive, Irvine, California 92618.

(2) Percentage of beneficial ownership as of April 13, 1999, for each person includes shares subject to options exercisable within 60 days after April 13, 1999, as if such shares were outstanding on April 13, 1999.

(3) Messrs. Franklin, Harrison, Mercer, Mussey and Simmonds are Named Executive Officers.


(4)    Based on Schedule 13G filed by Heartland Advisors, Inc.

(5) Edward R. Funk and Ingeborg V. Funk are husband and wife. Under the rules of the Securities and Exchange Commission, each may be deemed to beneficially own the shares of the other; consequently, the number reported in the table above for each includes 392,178 and 579,611 shares held of record by Dr. Funk and Mrs. Funk, respectively, and 25,500 shares which could have been acquired by Dr. Funk under stock options exercisable within 60 days of April 13, 1999. Dr. and Mrs. Funk expressly disclaim beneficial ownership of shares held by the other.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

       Our Board of Directors currently consists of six members. On May 7, 1998, we combined our business with that of Cross Medical Products, Inc., a Delaware corporation ("Cross") resulting in Cross becoming our wholly-owned subsidiary (the "Merger"). Prior to the Merger, the Board of Directors consisted of a five member non-classified Board including William A. Eisenecher, G. Bradford Jones, David C. Mercer, Guy P. Nohra and George W. Smyth, Jr. At the time of the Merger, we reincorporated from California to Delaware and adopted a Certificate of Incorporation that established a six member board. Our Certificate of Incorporation provides for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with staggered terms of office. The Certificate of Incorporation also provides that upon the expiration of the term of office for a class of directors, nominees for such class will be elected for a term of three years or until their successors are duly elected and qualified. The merger agreement provided that three members of the Board would be designated by Cross (the "Initial Cross Directors") and three were designated by our company (the "Initial Interpore Directors"). The Merger Agreement further provided (1) that the persons serving as Initial Interpore Directors would be David C. Mercer, William A. Eisenecher and G. Bradford Jones and (2) the persons serving as the Initial Cross Directors would be Joseph A. Mussey, Daniel A. Funk, M.D. and Robert J. Williams. Messrs. Mercer and Mussey were designated as Class III Directors to serve until our third annual meeting of stockholders following the Merger; Messrs. Eisenecher and Funk were designated as Class II Directors to serve until the second annual meeting of our stockholders following the Merger; and Messrs. Jones and Williams were designated as Class I Directors to serve until the first annual meeting of our stockholders following the Merger.

       The term of the Class I Directors has expired and two nominees for director are to be elected as Class I Directors. The two nominees are G. Bradford Jones and Robert J. William, each of whom currently serves as a Class I Directors. The Class II Directors have one year remaining on their term of office and the Class III Directors have two years remaining on their term of office.

REQUIRED VOTE

       Directors will be elected by the affirmative vote of a majority of the aggregate votes present and entitled to vote, in person or by proxy, at the meeting. Abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the majority of votes. Unless otherwise instructed, the shares represented by the proxies will be voted FOR the election of the two nominees named below as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH NOMINEE TO THE BOARD OF DIRECTORS.

INFORMATION REGARDING DIRECTORS

       The information set forth below as to each nominee for director has been furnished to us by the respective nominees:

                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                      FOR A THREE-YEAR TERM EXPIRING AT THE
                       2002 ANNUAL MEETING OF STOCKHOLDERS

NAME                               AGE   PRESENT POSITION
----                               ---   ----------------
G. Bradford Jones                  44    Director
Robert J. Williams                 66    Director

       G. Bradford Jones is a general partner of Brentwood Venture Capital, a position he has held since 1986. Mr. Jones joined Brentwood Venture Capital in 1981. He also serves on the boards of directors of ISOCOR, an electronic mail and electronic data interchange software company, and Onyx Acceptance Corporation, which provides automobile financing through car dealerships. Mr. Jones is also a director of several privately-held companies.

       Robert J. Williams has been the Chairman of the Board, President and Chief Executive Officer of ARTEC, Inc. since 1988. ARTEC is an
Indianapolis-based manufacturer of disposable anesthesia and respiratory products.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                        CLASS II -- TERM EXPIRING AT THE
                       2000 ANNUAL MEETING OF STOCKHOLDERS

NAME                               AGE   PRESENT POSITION
----                               ---   ----------------
William A. Eisenecher              56    Director
Daniel A. Funk, M.D.               43    Director

       William A. Eisenecher is a business consultant. From 1987 to 1993, Mr. Eisenecher was the President and Chief Executive Officer of Rehabilitation Technologies, Inc. He is also a director of several privately-held companies.

       Daniel A. Funk, M.D. has been an orthopedic surgeon in private practice in Cincinnati, Ohio since September 1989 and is a partner with Orthopedic Consultants of Cincinnati, Inc. Dr. Funk completed a five-year residency in orthopedic surgery at the Mayo Clinic, Rochester, Minnesota in June 1986. From April 1988 to June 1989, Dr. Funk was Assistant Professor of The Ohio State University School of Medicine, Department of Orthopedic Surgery. Dr. Funk served as a member of Cross' Technical Advisory Board from 1984 through 1990, and as the Medical Advisor of Cross from 1990 to 1998.

                        CLASS III --TERM EXPIRING AT THE
                       2001 ANNUAL MEETING OF STOCKHOLDERS

NAME                               AGE   PRESENT POSITION
----                               ---   ----------------
David C. Mercer                    57    Chairman of the Board, Chief Executive Officer and Director
Joseph A. Mussey                   50    President, Chief Operating Officer and Director

       David C. Mercer has served as Chairman of the Board of Directors since April 1997, as Chief Executive Officer since March 1992 and also served as President from March 1992 through May 1998. Mr. Mercer was President, Orthopaedic Division, of Kirschner Medical Corporation, a manufacturer of orthopaedic devices, from October 1988 through March 1992, and Senior Vice President, Marketing, Orthopaedic Implant Division of Zimmer, Inc., a manufacturer of orthopaedic devices, from April 1986 through October 1988. From April 1983 to April 1986, he was President of Aspen Labs, Inc., the arthroscopic and electrosurgical product subsidiary of Zimmer, Inc.

       Joseph A. Mussey has served as President and Chief Operating Officer since May 1998. Mr. Mussey had served as President and Chief Executive Officer of Cross from November 1991 through May 1998, as President from April 1991 through November 1991, and as Vice President and Chief Financial Officer from August 1990 through April 1991. Mr. Mussey was previously Executive Vice President of the Process Automation Business of Combustion Engineering, Inc., a division of Asea Brown Boveri from 1987 until joining Cross in August 1990. From 1984 to 1987, he was Vice President, Operations of the Engineered Systems and Controls Group of Combustion Engineering.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       During the fiscal year ended December 31, 1998 and prior to the Merger, the Board of Directors met four times. After the Merger, the Board of Directors met six times. In 1998, all incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which that director served.

       We have an Audit Committee and a Compensation and Stock Option Committee. Prior to the date of the Merger, Messrs. Eisenecher, Jones and Guy Nohra served on the Audit Committee, which met one time. After the Merger, Messrs. Eisenecher, Funk, Jones, and Williams were appointed to the Audit Committee, which met one time. The Audit Committee's responsibilities include: (1) recommending the selection of our independent public auditors to the Board of Directors, (2) consulting with the independent auditors with regard to the plan and scope of audit, (3) reviewing, in consultation with the independent auditors, their report of audit or proposed report of audit, and the accompanying management letter, if any, and (4) consulting with the independent auditors and management with regard to the adequacy of internal controls.

       Prior to the Merger, Messrs. Mercer, Jones and Nohra served on the Compensation Committee and Messrs. Jones and Nohra served on the Stock Option Committee, both of which met one time during the fiscal year 1998. After the Merger, the Compensation Committee and the Stock Option Committee were combined and Messrs. Eisenecher, Funk, Jones and Williams were appointed to the Compensation and Stock Option Committee, which met six times. The Compensation and Stock Option Committee reviews and approves executive salaries, considers awards to be granted under our incentive bonus plan, administers stock option grants under the our stock option plans and performs other related functions upon request of the Board of Directors.

BOARD COMPENSATION AND BENEFITS

       The Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan") provides for the automatic grant of non-qualified stock options to purchase shares of Common Stock to eligible non-employee directors. On May 25, 1995, under the terms of the Non-Employee Directors Plan, each director who was not an employee was automatically granted an initial option to purchase 15,000 shares of Common Stock, effective as of May 25, 1995, at an exercise price of $5.75 per share. Non-employee directors who are first appointed or elected to the Board of Directors after May 25, 1995 will be automatically granted an initial option to purchase 15,000 shares of Common Stock, effective on the date of election or appointment to the Board of Directors. In addition to the initial grant, non-employee directors are automatically granted options to purchase 2,500 shares on the date of the annual meeting of stockholders in every year following the initial grant to such director, provided that the director is re-elected at the meeting if such director's term is expiring.

       Each non-employee director is entitled to be paid a fee of $1,000 per Board meeting attended in person (or by phone if a regularly scheduled meeting) or for a committee meeting attended in person if on a date where a full Board meeting is not being held (the "Directors' Fee"). Alternatively, pursuant to an irrevocable election made at least six months prior to the Board meeting date, a non-employee director may elect to automatically receive non-qualified stock options under the Non-Employee Directors Plan covering 500 shares of Common Stock in lieu of the Directors' Fee. The price per share of Common Stock subject to each option granted under the plan is 100% of the closing price of the Common Stock on the Nasdaq Stock Market on the day prior to such meeting. The options become exercisable in four cumulative annual installments of 25% of the shares covered by the option, commencing with the first anniversary from the date of grant.

       During fiscal year 1998, non-employee directors received options to purchase 500 shares of Common Stock, in lieu of the Director's Fee, as follows: exercise price of $4.50 (Eisenecher, Jones), $4.75 (Eisenecher, Funk, Jones, Williams), $6.50 (Eisenecher, Jones), $7.625 (Jones) and $8.313 (Eisenecher, Jones). Each non-employee director also received an option to purchase 2,500 shares of Common Stock, at an exercise price of $6.50, in connection with the 1998 annual meeting.


                               EXECUTIVE OFFICERS

The executive officers as of April 13, 1999 were as follows:

          NAME               AGE      POSITION
          ----               ---      --------
  David C. Mercer            57       Chairman of the Board and Chief Executive Officer

  Joseph A. Mussey           50       President and Chief Operating Officer

  Richard L. Harrison        42       Senior Vice President, Finance, Chief Financial Officer and Secretary

  Maxwell R. Simmonds        43       Senior Vice President, Sales and Marketing

  William A. Franklin, Jr.   53       Vice President, Operations

  Philip A. Mellinger        35       Vice President, Product Development

  Edwin C. Shors, Ph.D       53       Vice President, Research and New Technology

       For a description of the business background of Messrs. Mercer and Mussey, see "Proposal 1 - Election of Directors."

       Richard L. Harrison has served as Senior Vice President, Finance, Chief Financial Officer and Secretary since May 1998, and as Vice President, Finance, Chief Financial Officer and Secretary from November 1994 through May 1998. Prior to joining us, Mr. Harrison worked for Kirschner Medical Corporation, a manufacturer of orthopaedic devices, in a variety of financial positions starting in 1987, most recently as Corporate Controller from February 1992 through October 1994. Mr. Harrison is a Certified Public Accountant.

       Maxwell R. Simmonds has served as Senior Vice President, Sales and Marketing, since May 1998, as Vice President, Sales and Marketing from August 1991 through May 1998, and from December 1989 through August 1991, he served as Director of Sales and Marketing. From September 1988 through October 1989, Mr. Simmonds served as Vice President, Sales and Marketing for Implant Technology, Inc., a manufacturer of reconstructive hip implants. From November 1985 through August 1988, he served as Regional Manager, National Sales Manager and Trauma Group Marketing Manager for Kirschner Medical Corporation.

       William A. Franklin, Jr. has served as Vice President, Operations since August 1994 and as Vice President, Quality Assurance and Regulatory Affairs from February 1992 to August 1994. Mr. Franklin was Director, Quality Assurance, of Allergan Optical, an ophthalmic products manufacturing division of Allergan, Inc., from December 1988 through October 1991, and Vice President, Quality Assurance and Regulatory Affairs, of Quest Medical, Inc., a medical device manufacturer, from March 1983 through October 1988.

       Philip A. Mellinger, has served as Vice President, Product Development since the Merger with Cross in May 1998. Prior to the Merger, Mr. Mellinger was the Vice President, Research and Development for Cross from January 1997 to May 1998. From 1987 to January 1997, Mr. Mellinger was employed by Cross in its research and development department. Prior to 1987, Mr. Mellinger attended Northwestern University, where he received his Bachelor of Science degree in Biomedical and Mechanical Engineering.

       Edwin C. Shors, Ph.D, has served as Vice President, Research and New Technology since May 1998, and as Vice President, Research and Development from 1983 to May 1998. Dr. Shors was Executive Vice President from 1978 to 1983, during which time he was responsible for establishing the manufacturing procedures, animal evaluations and clinical trials leading to the FDA approval and marketing of coralline hydroxyapatite. Prior to joining us, he was Director of the Thoracic and Cardiovascular Laboratory at Harbor/UCLA Medical Center. Dr. Shors obtained a Masters in Biology and a Doctorate in Physiology and Biophysics from the University of Southern California.

                             EXECUTIVE COMPENSATION

       The following table sets forth certain information regarding the annual and long-term compensation for services rendered to us in all capacities for the fiscal years ended December 31, 1998, 1997 and 1996 of those persons who were, at December 31, 1998, (i) the chief executive officer, (ii) the other four most highly compensated executive officers whose annual salary and bonuses exceeded $100,000 or (iii) any other executive officer who would have qualified under sections (i) or (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of the registrant at the end of the 1998 fiscal year (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                          ANNUAL COMPENSATION
                                       -------------------------------     LONG TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                              OTHER       ------------
                                                              ANNUAL       SECURITIES    ALL OTHER
                                                              COMPEN-      UNDERLYING     COMPEN-
NAME AND PRINCIPAL POSITION   YEAR     SALARY     BONUS       SATION       OPTIONS(1)    SATION(2)
---------------------------   ----     ------     -----       ------       ----------    ---------

   DAVID C. MERCER            1998    $192,502   $24,063    $16,034(3)            0      $3,801
   Chairman and               1997     180,000    45,000     15,261(3)       39,000         468
    Chief Executive Officer   1996     160,313    21,000     13,877(3)       39,000         468

                                          ANNUAL COMPENSATION
                                       -------------------------------     LONG TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                              OTHER       ------------
                                                              ANNUAL       SECURITIES    ALL OTHER
                                                              COMPEN-      UNDERLYING     COMPEN-
NAME AND PRINCIPAL POSITION   YEAR     SALARY     BONUS       SATION       OPTIONS(1)    SATION(2)
---------------------------   ----     ------     -----       ------       ----------    ---------
   JOSEPH A. MUSSEY(4)        1998     191,807    40,389     30,165(5)       32,113       7,235
   President and              1997     170,000    78,516          0          25,500       8,594
       Chief Operating        1996     163,642    25,643          0          38,250       1,222
       Officer

   MAXWELL R. SIMMONDS        1998     142,500    17,813     15,524(3)            0       3,171
   Senior Vice President,     1997     135,000    27,000     15,204(3)       34,000         468
       Sales and Marketing    1996     126,125    15,000     13,843(3)       31,000         468

   RICHARD L. HARRISON        1998     124,372    15,547     17,689(3)            0       3,415
   Senior Vice President,     1997     115,000    23,000     17,485(3)       34,000         468
    Finance                   1996     104,375    15,000     25,800(6)       31,000         468
    Chief Financial
    Officer
    and Secretary

   WILLIAM A. FRANKLIN, JR.   1998     116,250    14,531     20,032(3)       10,000       2,690
   Vice President,            1997     110,000    22,000     19,379(3)       34,000         468
    Operations                1996     103,062    15,000     15,121(3)       25,000         468

---------------

(1) In connection with the Merger, stock options issued by Cross were converted into options to purchase Common Stock of Interpore International, Inc. at a ratio of 1.275 to 1.

(2) Represents contributions to our retirement savings plan, payments made by our company for term-life insurance premiums and automobile allowance to Mr. Mussey prior to the Merger.

(3) Represents the cost of company-provided automobiles, including reimbursement of taxes.

(4) For 1998, amounts reported for Mr. Mussey include payments by Cross prior to the Merger as follows: salary, $62,307; bonus, $21,495; and all other compensation $4,400, and includes securities underlying options of 12,113 shares granted under the Cross Medical Products, Inc. Amended and Restated 1994 Stock Option Plan ("1994 Cross Option Plan"), adjusted to give effect to the conversion of Cross Common Stock into Common Stock of Interpore.

(5) Represents the cost of company-provided automobile, including reimbursement of taxes, of $3,533, and the cost of company-paid relocation expenses, including reimbursement of taxes, of $26,632.

(6) Represents the cost of company-provided automobile, including reimbursement of taxes, of $15,210, and the cost of company-paid relocation expenses, including reimbursement of taxes, of $10,590.

       The following table sets forth certain information with respect to grants of stock options during 1998 to the Named Executive Officers pursuant to the 1995 Stock Option Plan and the 1994 Cross Option Plan ("Option Plans"):

                        OPTION GRANTS IN LAST FISCAL YEAR

                                             PERCENTAGE                                        POTENTIAL
                                              OF TOTAL                                    REALIZABLE VALUE AT
                               NUMBER OF      OPTIONS       EXERCISE                         ASSUMED ANNUAL
                               SECURITIES    GRANTED TO     OR BASE                       RATES OF STOCK PRICE
                               UNDERLYING    EMPLOYEES       PRICE                            APPRECIATION
                                OPTIONS      IN FISCAL        (PER       EXPIRATION          FOR OPTION TERM(1)
NAME                            GRANTED         YEAR          SHARE)         DATE          5%           10%
----                           ----------    ----------     ---------    ----------     -------        --------

David C. Mercer                       -          -               -           -                -               -


Joseph A. Mussey                 12,113(2)      4.9%          $6.667       1/1/04       $50,793        $128,692
                                 20,000(3)      8.1%           4.500       8/7/08        56,560         143,460
Maxwell R. Simmonds                   -          -             -             -                -               -

Richard L. Harrison                   -          -             -             -                -               -

William A. Franklin, Jr.         10,000(3)      4.0%           4.375      8/24/08        28,280          71,730

(1) Assumed annual rates of stock price appreciation for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and our financial performance. No assurance can be given that such rates will be achieved.

(2) Represents option granted under the 1994 Cross Option Plan, which option became fully exercisable on the grant date of January 1, 1998, adjusted to give effect to the conversion of Cross Common Stock into Common Stock of Interpore.

(3) Represents options granted under the 1995 Option Plan. Under the terms of the 1995 Option Plan, the Compensation and Stock Option Committee retains discretion, subject to certain restrictions, to modify the terms of outstanding options and to reprice outstanding options. No option is exercisable during the first year after such option is granted. Each option becomes exercisable in four equal annual installments. The exercise price of shares of the Common Stock subject to options granted under the 1995 Option Plan is set by the Compensation and Stock Option Committee; provided, however, that the price of shares of the Common Stock subject to an incentive stock option must be at least 100% of the fair market value of the shares of the Common Stock on the date the option is granted.


       The following table sets forth certain information with respect to unexercised options held by the Named Executive Officers as of December 31, 1998 pursuant to the Option Plans:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                          NUMBER OF              VALUE OF
                                                          SECURITIES            UNEXERCISED
                                                          UNDERLYING           IN-THE-MONEY
                                                         UNEXERCISED            OPTIONS AT
                                                          OPTIONS AT        FISCAL YEAR END(1)
                             SHARES                    FISCAL YEAR END
                            ACQUIRED                  -------------------   -------------------
                               ON          VALUE         EXERCISABLE/          EXERCISABLE/
 NAME                       EXERCISE     REALIZED       UNEXERCISABLE          UNEXERCISABLE
 ----                       --------     --------       -------------        ------------------

  David C. Mercer                0            $0        336,750 / 60,250     $851,108 / $25,646
  Joseph A. Mussey          35,063       128,667        123,675 / 20,000      177,681 / 28,760
  Maxwell R. Simmonds            0             0        165,500 / 50,500      142,331 / 22,408
  Richard L. Harrison            0             0         77,500 / 50,500       28,877 / 22,408
  William A. Franklin, Jr.       0             0        129,500 / 57,500       26,438 / 35,599

---------

(1) Calculated based on the closing sales price of the Common Stock on the Nasdaq Stock Market on December 31, 1998 (i.e. $5.938), minus the exercise price of the option, multiplied by the number of shares to which the option relates.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYEE AND CHANGE IN CONTROL ARRANGEMENTS; INDEMNIFICATION AGREEMENTS

       We entered into Employment Agreements with each of our executive officers. Pursuant to the Employment Agreements, each of the officers receive annual base salaries as determined from time to time by the Board of Directors. In addition, the executives are entitled to receive incentive compensation, including bonuses and stock options pursuant to the terms of the plans adopted by the Board of Directors at their sole discretion. In the event of a change in control, each of the executives will be entitled to receive an amount equal to approximately two times the executive's current annual base salary and bonus, to be paid out over a period of twenty-four months. The Employment Agreements also provide each of the executives with insurance, vacation and sick leave benefits.

       The Employment Agreements provide that employment of each of the executives is "at-will" and may be terminated by us at any time. If the executive is terminated by us without cause, we will continue to pay the executive his basic salary and provide fringe benefits at the level in place at the termination date for 12 months and will provide outplacement services at a cost to us not to exceed the executive's basic salary for one month. We may terminate payment of the basic salary, fringe benefits and outplacement services during the severance period if the executive accepts other employment or is in breach of the non-competition and confidentiality obligations of the Employment Agreement.

       We have also entered into Indemnification Agreements with our executive officers and directors providing for indemnification of such persons to the fullest extent authorized, permitted or allowed by law.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       General Philosophy. The Compensation and Stock Option Committee reviews and determines salaries, bonuses and all other elements of the compensation packages offered to the executive officers, including its Chief Executive Officer, and establishes our general compensation policies.

       We desire to attract, motivate and retain high quality employees who will enable us to achieve our short- and long-term strategic goals and values. We participate in a high-growth environment where substantial competition exists for skilled employees. Our ability to attract, motivate and retain high caliber individuals is dependent in large part upon the compensation packages we offer.

       We believe that our executive compensation programs should reflect our financial and operating performance. In addition, individual contribution to our success should be supported and rewarded.

       Our executive compensation has been based on four primary components: base salary, incentive bonus, long-term incentives in the form of stock options and an executive automobile program. The Committee believes that these incentive components have maintained annual executive compensation at competitive levels and have provided an effective means of retaining, motivating and rewarding high quality management.

       Under the 1993 Omnibus Budget Reconciliation Act ("OBRA"), income tax deductions of publicly-traded companies in tax years beginning on or after January 1, 1994 may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1 million (less the amount of any "excess parachute-payments" as defined in Section 280G of the Code) in any one year. Under OBRA, the deduction limit does not apply to payments which qualify as "performance-based." To qualify as "performance-based," compensation payments must be based solely upon the achievement of objective performance goals and made under a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the compensation committee must certify that the performance goals were achieved before payments can be made. The Committee attempts to design our compensation programs to conform with the OBRA legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments which qualify as "performance-based." We may, however, pay compensation which is not deductible in limited circumstances when sound management so requires.

       Base Salary. Base salary for each of the executive officers, including the Chief Executive Officer, is targeted at the average salaries paid for such positions by competitive medical products companies of similar size, with additional consideration given to biotech companies for selected positions. Industry and custom surveys are used to establish competitive practices. Salaries for executives are reviewed by the Committee on an annual basis and may be adjusted at that time based on our performance, the Committee's assessment of the individual's contribution to our operations and changes in competitive pay levels. Following the Merger, the base salaries of the executive officers, including the Chief Executive Officer, were evaluated and adjusted according to the factors discussed above including a review of the market pay trends and their efforts in connection with the Merger. Mr. Mercer's base salary was increased from $180,000 to $200,000, effective as of May 18, 1998.

       Incentive Bonus Plan. In an effort to encourage and reward operating performance on an annual basis, all employees, including executive officers but excluding those employees compensated by commission or some other form of bonus compensation, are eligible for annual bonuses. Target bonus awards for each position, expressed as a percent of base salary ranging from 5% to 25%, were established by surveying awards paid by competitive companies of similar size. The target bonus awards vary by employment level, with the target award for the executive officers established at 25% of base salary. For fiscal year 1998, actual bonus awards could have ranged from 0% to 150% of the targeted award, based upon actual performance against targeted objectives. Bonus awards are based upon our actual operating results as compared to targeted annual operating results approved by the Committee at the beginning of each fiscal year. While we did not achieve our targeted operating results for 1998, the Board of Directors approved a 50% bonus payout to eligible employees on a discretionary basis to reflect accomplishment of specific business objectives.

       The committee granted these bonuses after taking other considerations into account, including the efforts of our management, an evaluation of their performance, the relative ranking of the compensation of the officers vis-a-vis other similarly situated companies, the impact on morale and performance of granting no bonuses, the potential that certain employees may leave or be hired by competitors, the magnitude by which we failed to meet our stated targets, our development activity, the many variables which may have impacted performance this past period, and certain accounting charges and non-recurring write-offs which affected our performance notwithstanding the efforts of the employees. The committee also considered our growth rate and the qualitative performance of each of the bonus eligible employees.

       Long Term Incentives. We offer our executives and other key employees long-term incentives primarily through stock option grants under its stock option plans. Stock option grants are intended to motivate executives to improve long-term stock performance, and thus are tied directly to stockholders' interests. Stock options are granted at the prevailing market price on the date of grant and will, thus, only have value if our stock price rises. Stock options generally vest over four years. The Compensation and Stock Option Committee, composed of Messrs. Eisenecher, Jones, Funk and Williams, administers the plan and determines which employees are to receive option grants and the number of options to be granted.

       Executive Automobile Program. We provide each of our executive officers with an automobile on a three-year, closed-end lease. We believe that providing each executive with the use of an automobile will increase the value of the after-tax compensation of each executive to more competitive levels.

       This report has been provided by the Compensation and Stock Option
Committee:

                              William A. Eisenecher
                              Daniel A. Funk, M.D.
                                G. Bradford Jones
                               Robert J. Williams
Date:  April 13, 1999

       The above report of the Compensation and Stock Option Committee will not be deemed to be incorporated by reference to any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the same by reference.

                               COMPANY PERFORMANCE

       The following line graph compares the annual cumulative total stockholder return of our Common Stock against the cumulative total return of the Nasdaq U.S. Index and the Nasdaq Medical Devices Index for the period from December 20, 1993 (i.e., the date our stock first traded publicly) to December 31, 1998. On April 13, 1999 the closing market price per share of our Common Stock was $4.25, as reported in the Nasdaq National Market System.


                              [PERFORMANCE GRAPH]

                                 12/20/93    12/31/93    12/31/94    12/31/95    12/31/96    12/31/97    12/31/98
                                 --------    --------    --------    --------    --------    --------    --------

INTERPORE INTERNATIONAL           100.00      103.57      110.71       73.21       60.71       85.71       84.83
NASDAQ U.S. INDEX                 100.00      102.21       99.92      141.32      173.78      213.20      299.70
NASDAQ MEDICAL DEVICES INDEX      100.00      101.92      108.40      164.51      154.10      176.54      199.59


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the directors and executive officers, and persons who own more than 10% of a registered class of the equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

       Based solely on our review of copies of such forms received by us with respect to fiscal 1998, or written representations from certain reporting persons, we believe that during fiscal 1998 all of our directors and executive officers and persons who own more than 10% of the Common Stock complied with the reporting requirements of Section 16(a), except that (i) a Form 3 for Philip A. Mellinger in connection with his appointment as a Vice President, Product Development on May 7, 1998 was not filed until January 27, 1999; (ii) a Form 4 for William A. Eisenecher in connection with an exercise of options on March 23, 1998 was not filed until December 9, 1998; (iii) a report for Edwin C. Shors, Ph.D. in connection with an exercise of options on April 10, 1998 was not filed until a Form 5 was filed on February 16, 1999; and (iv) an amended Form 3 for Robert J. Williams in connection with reporting common stock holdings was not filed until April, 1999.

                                   PROPOSAL 2

                                 APPROVAL OF THE
         AMENDED AND RESTATED EMPLOYEE QUALIFIED STOCK PURCHASE PLAN OF
                          INTERPORE INTERNATIONAL, INC.

       On November 13, 1998, the Board of Directors adopted, subject to the approval of the stockholders, the Amended and Restated Q.S.P. Plan. At the meeting, you will be asked to approve the amendments to the Q.S.P. Plan. The amendments to the Q.S.P. Plan increase the number of shares of Common Stock authorized to be sold pursuant to options granted under the Q.S.P. Plan to 300,000 shares. Without the amendment , the 100,000 shares originally authorized for issuance under the Q.S.P. Plan could be exhausted prior to the end of 1999, based on the current number of our employees and average participation rates. Section Four of the Q.S.P. Plan has also been amended to correct certain clerical errors relating to the eligibility of employees of our subsidiaries to participate in the Q.S.P. Plan.

       We believe that the changes to our Amended and Restated Q.S.P. Plan will enable us and our subsidiaries to attract and retain more experienced and capable persons who can make significant contributions to the further growth and success.

DESCRIPTION OF THE Q.S.P. PLAN

       The following is a description of the material provisions of the Q.S.P. Plan. The summary that follows is not intended to be complete, and reference should be made to the Q.S.P. Plan for a complete statement of its terms and provisions. Copies of the Q.S.P. Plan will be made available at the Meeting and may also be obtained by making written request of our Secretary.

       The Q.S.P. Plan provides for the grant of options to purchase shares of Common Stock (through payroll deductions) during six-month offering periods. The purpose of the Q.S.P. Plan is to assist eligible employees of the company in acquiring stock ownership pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

       The Q.S.P. Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under
Section 401(a) of the Code. We use the proceeds from the sale of Common Stock under the Q.S.P. Plan for general corporate purposes.

SECURITIES SUBJECT TO THE Q.S.P. PLAN

       The total number of shares of Common Stock currently authorized for issuance under the Q.S.P. Plan is 100,000. The Amended and Restated Q.S.P. Plan would authorize the issuance of an aggregate of 300,000 shares of Common Stock. We believe that without an increase in the number of shares issuable under the Q.S.P. Plan, the 100,000 shares currently issuable will be exhausted prior to the end of 1999. The Administrator of the Q.S.P. Plan will make appropriate adjustments to the aggregate number of shares of Common Stock subject to the Plan, the number of shares of Common Stock subject to outstanding options and the price per share thereof in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, recapitalization or other change in our corporate structure.

GRANT OF OPTIONS; OFFERING PERIOD

       Participating eligible employees are granted nontransferable six-month options to purchase shares of Common Stock. The options are granted on the first day of a six-month period (the "Date of Grant"), referred to as an "Offering Period" and are generally automatically exercised on the last day of the Offering Period (the "Date of Exercise"). Offering Periods are set by the Administrator and commence on May 1 and November 1 of each year.

ELIGIBILITY TO PARTICIPATE

       In order to be eligible to participate in the Q.S.P. Plan, an individual must have been, prior to any Offering Period:

       - employed by us or our subsidiaries for not less than one year prior to the Date of Grant;

       - employed by us or our subsidiaries for more than 20 hours per week; and

       - employed by us or our subsidiaries for more than five months during each calendar year.


       The amendment clarifies that employees of our Subsidiaries are eligible to participate in the Q.S.P. Plan. Directors who are not our employees or employees of our subsidiaries are not eligible to participate in the Plan. Eligibility for options granted under the Q.S.P. Plan is subject to restrictions imposed by the Code. Refer to Section Eight of the Q.S.P. Plan.

ELECTION TO PARTICIPATE

       An eligible employee may enroll in the Q.S.P. Plan by submitting a completed and executed written payroll deduction authorization form. An employee's authorization will enroll the employee in the Q.S.P. Plan for each successive Offering Period until the employee either amends the authorization, withdraws from participation under the Q.S.P. Plan or ceases to remain eligible to participate in the Q.S.P. Plan.

PAYROLL DEDUCTIONS

       Each participating employee elects to reduce the cash compensation payable by us through payroll deductions by an amount equal to a specified whole percentage of Base Pay (not to exceed 10%) payable on each payday. "Base Pay" means the gross pay received as cash compensation for services rendered, generally excluding overtime payments, sales commission, incentive compensation, bonuses and other special payments. Payroll deductions may not be changed with respect to an Offering Period during that Offering Period.

       Throughout the Offering Period, we credit the amount of each employee's payroll deductions to an account established under the Q.S.P. Plan for the employee. An employee's payroll deductions are generally transferred from this account to us upon the automatic exercise of the employee's option to purchase shares of Common Stock under the Q.S.P. Plan at the end of the Offering Period. Employees do not receive any interest on payroll deductions credited to their accounts under the Q.S.P. Plan.

OPTION PRICE

       Options granted under the Q.S.P. Plan entitle a participating employee to purchase the number of shares of Common Stock determined by dividing the employee's total payroll deductions for the Offering Period by the purchase price for the shares of Common Stock, excluding fractional sharesup to a maximum of 5,000 shares. The purchase price for such Common Stock equals the lesser of 85% of the fair market value of such shares of Common Stock on (i) the Date of Grant (the first day of the Offering Period), or (ii) the Date of Exercise (the last day of the Offering Period). For so long as our Common Stock is listed as a National Market Issue under the Nasdaq National Market System, the fair market value of a share of Common Stock is determined to be the last sales price on a given date.

CESSATION OF PARTICIPATION

       An employee will cease to participate in the Q.S.P. Plan when the employee (i) delivers to us written instructions to terminate their participation in the Q.S.P. Plan, (ii) resigns or is discharged from employment with us, (iii) except under certain circumstances, has a leave of absence, or
(iv) dies. Upon cessation of participation by an employee, the employee's payroll deductions under the Q.S.P. Plan will automatically cease. If a cessation of participation occurs during the last two weeks of an Offering Period, the employee's Option will be exercised on the last day of the Offering Period. Upon cessation of participation at any other time, any balance of payroll deductions credited to the employee's account under the Q.S.P. Plan will be paid to the employee in cash in one lump sum as soon as practicable after cessation of participation, without payment of any interest thereon.

ADMINISTRATION OF THE Q.S.P. PLAN

       Our Chief Executive Officer administers the Q.S.P. Plan. We pay all costs of administering the Q.S.P. Plan. The Q.S.P. Plan provides for the indemnification of the administrator for liability, loss, costs, damages, attorneys' fees and other expenses the administrator may incur in connection with administration of the Q.S.P. Plan.

RIGHTS AS A STOCKHOLDER; TRANSFERABILITY

       No participating employee has any rights as a stockholder as to the shares of Common Stock covered by an option until such shares have been issued and delivered to the participating employee or account following the exercise of such employee's option. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date of such issuance. No option granted under the Q.S.P. Plan may be assigned or transferred by the employee, except by will or the laws of descent and distribution. During the lifetime of the employee, the option may be exercised only by the employee.

CERTAIN RESTRICTIONS ON RESALE

       Shares of Common Stock issued upon the exercise of options granted under the Q.S.P. Plan may be subject to restrictions on resale. Participating employees who are "affiliates" within the meaning of the Securities Act and who wish to offer or sell these shares must comply with the registration requirements of the Securities Act, unless an exemption applies.

AMENDMENT AND TERMINATION OF THE Q.S.P. PLAN

       The Board of Directors may not, without prior stockholder approval, amend the Q.S.P. Plan so as to increase the maximum number of shares of Common Stock subject to the Q.S.P. Plan, change the designation or class of employees eligible to receive options under the Q.S.P. Plan or amend the Q.S.P. Plan in any manner which would cause the Q.S.P. Plan to cease to be an employee stock purchase plan qualified under Section 423(b) of the Code.

       Although we expect to continue the Q.S.P. Plan until all shares of the Common Stock reserved for issuance under the Q.S.P. Plan have been issued, the Board of Directors may terminate the Q.S.P. Plan at any time with respect to any shares not then subject to an option under the Q.S.P. Plan, and except as indicated above, may modify the Q.S.P. Plan from time to time.

FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE Q.S.P. PLAN

       The Q.S.P. Plan is intended to qualify as an "employee stock purchase plan," as defined in Section 423 of the Code. A summary of the Federal income tax aspects of the Q.S.P. Plan are set forth below.

       No taxable income will result to an employee on the date options are granted under the Q.S.P. Plan (i.e., the first day of the Offering Period) or on the date the options are exercised (i.e., the last day of the Offering Period). If the employee does not dispose of the shares of Common Stock purchased upon exercise of the options within two years after the date on which the options were granted or within one year after the date on which such shares were acquired by the employee (the "Holding Period"), or the employee dies while owning the shares, the employee will be taxed in the year in which the shares are disposed of, or the year closing with the employee's death, whichever applies, as follows:

              (a) The employee will be subject to ordinary income tax on an amount equal to the lesser of (i) the excess, if any, of the fair market value of the shares of Common Stock on the date on which they were disposed of or the employee died, over the amount paid for the shares of Common Stock, or (ii) the excess of the fair market value of the shares of Common Stock on the date the options were granted, over the option price; and

              (b) Any further gain realized by the employee on the disposition of the shares of Common Stock (after increasing the basis of these shares of Common Stock by the amount of ordinary income realized as described in
       (a) above) will be taxed as capital gain.

       If the employee disposes of the shares of Common Stock purchased upon exercise of the options before the expiration of the Holding Period, the employee will realize ordinary income, reportable for the year of the disposition of such shares of Common Stock, to the extent of the excess of the fair market value of such shares of Common Stock on the date on which the options were exercised, over the option price for such shares of Common Stock. Any additional gain realized will be taxable as capital gain. If the Common Stock is disposed of before the expiration of the Holding Period and the amount realized is less than the fair market value of the Common Stock at the time of exercise, the employee will report (i) ordinary income to the extent of the excess of the fair market value of such Common Stock on the date on which the options were exercised, over the option price for such Common Stock and (ii) capital loss to the extent the fair market value of such Common Stock on the exercise date exceeds the amount realized on the sale. We are entitled to a tax deduction only to the extent that an employee realizes ordinary income due to a disposition of the Common Stock before the expiration of the Holding Period.

       The rules governing the tax treatment of options and an optionee's receipt of shares in connection with such grants are quite technical. The above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state law may not be the same as under the federal income tax laws.

REQUIRED VOTE

       The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the Amended and Restated Q.S.P. Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDED AND RESTATED Q.S.P. PLAN.



                                   PROPOSAL 3

                  APPROVAL AND ADOPTION OF THE INTERPORE CROSS
                INTERNATIONAL 1999 CONSULTANTS STOCK OPTION PLAN

GENERAL

       On March 9, 1999, the Board of Directors adopted, subject to the approval of the stockholders, the Interpore Cross International 1999 Consultants Stock Option Plan, a copy of which is attached hereto as Appendix A (the "Consultants Option Plan"). The Consultants Option Plan provides for the grant of options to acquire up to 300,000 shares of Common Stock to non-employee consultants and advisors of our company and our subsidiaries.

       We believe that the successful development of new products depends on our ability to attract and motivate qualified scientific, technical and professional persons who are available only on a part time basis to provide their technical and professional advice. We also believe that a separate option plan dedicated to consultants and advisors will prove helpful in attracting and rewarding such persons.

DESCRIPTION OF THE CONSULTANTS OPTION PLAN

       The following is a description of the material provisions of the Consultants Option Plan. The summary that follows is not intended to be complete and you should carefully review the Consultants Option Plan for a complete statement of its terms and provisions.

       The Consultants Option Plan provides for the grant of options to purchase shares of Common Stock to benefit eligible consultants. Under certain provisions of the Internal Revenue Code, option grants under the Consultants Option Plan cannot qualify as an incentive stock option. The options are granted in consideration of a consultant's agreement to render faithful and efficient services to us.

SECURITIES SUBJECT TO THE CONSULTANTS OPTION PLAN

       The total number of shares of Common Stock proposed to be authorized for issuance under the Consultants Option Plan is 300,000. The Compensation and Stock Option Committee will make appropriate adjustments to the aggregate number of shares of Common Stock subject to the Plan, the number of shares of Common Stock subject to outstanding options and the price per share thereof in the event of any stock dividends, stock splits, recapitalizations, mergers or certain other similar changes in the Common Stock or other types of reorganizations.

ADMINISTRATION OF THE CONSULTANTS OPTION PLAN

       The Compensation and Stock Option Committee will administer the Consultants Option Plan which is intended to satisfy the requirements of Rule 16b-3 under the Exchange Act. Subject to the terms of the Consultants Option Plan, the Committee has the authority to:

       -      select the consultants to whom grants are to be made;

       - designate the number of shares of Common Stock to be covered by such grants;

       -      determine the exercise price of options;

       -      establish the period of exercisability of options; and

       - make all other determinations and to take all other actions necessary or advisable for the administration of the Consultants Option Plan.


       The dates on which options first become exercisable and on which they expire shall be specified in individual option agreements, which will set forth the specific terms of the options, subject to the requirements of the Consultants Option Plan. Such agreements will generally provide that options expire following the termination of the optionee's status as a consultant although the Committee may provide that options continue to be exercisable following a termination.

       The Committee may also, in its discretion, provide that an option will expire at specified times following, or become exercisable in full upon, the occurrence of certain specified extraordinary corporate events. Those events include a merger, consolidation or dissolution, or a sale of substantially all of our assets. The Committee may also give optionees the right to exercise their outstanding options in full during some period prior to such event, even though the rights have not yet otherwise become fully exercisable. Notwithstanding the foregoing, upon a "Corporate Transaction" (as defined in the Consultants Option
Plan), all outstanding options may, at the option of the Committee, become immediately exercisable if not assumed by the surviving corporation.

OPTION PRICE

       The Committee will set the price per share of the shares subject to each option, subject only to the limitation that the price may not be less than par value. The Consultants Option Plan permits the payment of the option exercise price to be made:

       - in cash (which may include an assignment of the right to receive the cash proceeds from the sale of Common Stock subject to the option);

       - by delivery of shares of Common Stock previously owned by the optionee or issuable upon exercise of the options valued at their fair market value on the date of exercise, or delivery of other property;

       -      by a recourse promissory note payable to us; or

       -      by a combination of the foregoing.

       As a condition of exercise, the Committee may require that optionees also provide for the payment of withholding tax obligations in connection with such exercise.

CESSATION OF PARTICIPATION

       The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to termination of consultancy and exercisability of any outstanding options in connection with any termination. If a consultant is terminated in certain circumstances, he or she may be required to pay to us the benefit received on the exercise of any options granted under the Consultants Option Plan and forfeit any unexercised options whether or not vested.

RIGHTS AS A STOCKHOLDER

       No participating consultant has any rights as a stockholder as to the shares of Common Stock covered by an option until all conditions to the issuance of certificates for such shares have been satisfied and such certificates have been issued and delivered to the participating consultant or his or her account following the exercise of such consultant's option.

OPTIONS NOT TRANSFERABLE

       Options granted under the Consultants Option Plan are not transferable other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code), and may be exercised during the optionee's lifetime only by the optionee.

AMENDMENT AND TERMINATION OF THE CONSULTANTS OPTION PLAN

       The Consultants Option Plan may be amended by the stockholders. The Consultants Option Plan may also be wholly or partially amended or otherwise modified, suspended or terminated at any time by the Board of Directors or the Committee. Such termination will not affect the validity of any option outstanding under the Consultants Option Plan on the date of termination. Other than changes due to stock dividends, stock splits, recapitalizations, mergers or other similar changes in the Common Stock or other types of reorganizations, the Board of Directors and the Committee may not increase the number of shares subject to the Consultants Option Plan without the approval of the stockholders. Similarly, the Board of Directors and the Committee may not otherwise take action to amend or modify the Consultants Option Plan in a manner requiring stockholder approval as a matter of applicable law, regulation or rule without the approval of stockholders.

FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE CONSULTANTS OPTION PLAN

       An optionee generally will not recognize taxable income on the grant of a stock option under the Consultants Option Plan but will recognize ordinary income on the exercise of such option. The amount of income recognized on the exercise of an option generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property. Where ordinary income is recognized by an optionee in connection with the exercise of an option, we will generally be entitled to a deduction equal to the amount of ordinary income so recognized. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and his basis for determining gain or loss will be the sum of the option price paid for the shares plus the amount of ordinary income recognized on the exercise of the option.

       The rules governing the tax treatment of options and an optionee's receipt of shares in connection with such grants are quite technical. The above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state law may not be the same as under the federal income tax laws.

REQUIRED VOTE

       The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the Consultants Option Plan.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF CONSULTANTS OPTION PLAN.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

       The firm of Ernst & Young LLP, our independent accountants for the fiscal year ended December 31, 1998, was selected by the Board of Directors, upon recommendation of the Audit Committee, to act in the same capacity for the fiscal year ending December 31, 1999. Neither the firm nor any of its members has any relationship with us nor any of our affiliates except in the firm's capacity as our auditor.

       Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from the stockholders.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

       All proposals of stockholders intended to be presented at our 2000 Annual meeting must be directed to the attention of the Secretary, at our address set forth on the first page of this Proxy Statement, by December 25, 1999, if they are to be considered for possible inclusion in the Proxy Statement and form of proxy used in connection with such meeting. In addition, our Bylaws provide for notice procedures to recommend a person for nomination as a Director and to propose business to be considered by stockholders at a meeting.

                                  OTHER MATTERS

       As of the date of this Proxy Statement the Board of Directors knows of no other matters which may be presented for consideration at the meeting. However, if any other matter is presented properly for consideration and action at the meeting, or any adjournment or postponement thereof, it is intended that the Proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                                             By Order of the Board of Directors,


                                             Richard L. Harrison
                                             Secretary
Dated:  April 13, 1999

                                                                      APPENDIX A

                        THE INTERPORE CROSS INTERNATIONAL
                       1999 CONSULTANTS STOCK OPTION PLAN

       Interpore International, Inc., a Delaware corporation, has adopted the 1999 Consultants Stock Option Plan (the "Plan"), effective March 9, 1999, for the benefit of its eligible consultants.

       The purposes of this Plan are as follows:

       (1) To provide an additional incentive for consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of options with respect to Company stock which recognize such growth, development and financial success.

       (2) To enable the Company to obtain and retain the services of key consultants considered essential to the long range success of the Company by offering them an opportunity to own options with respect to Company stock which will reflect the growth, development and financial success of the Company.

                                   ARTICLE I.
                                   DEFINITIONS

       1.1. General. Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

       1.2. Board. "Board" shall mean the Board of Directors of the Company.

       1.3. Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

       1.4. Committee. "Committee" shall mean the Stock Option and Compensation Committee of the Board, or another committee, or a subcommittee of the Board, appointed as provided in Section 6.1.

       1.5. Common Stock. "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

       1.6. Company. "Company" shall mean Interpore International, Inc., a Delaware corporation.

       1.7. Corporate Transaction. "Corporate Transaction" shall mean the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company.

       1.8. Director. "Director" shall mean a member of the Board.

       1.9. Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       1.10. Fair Market Value. "Fair Market Value" of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

       1.11. Independent Director. "Independent Director" shall mean a member of the Board who is not an Employee of the Company.

       1.12. Option. "Option" shall mean a stock option granted under Article III of this Plan. All Options granted under this Plan shall be Non-Qualified Stock Options. "Non-Qualified Stock Option" shall mean an Option which is not meant to qualify as an "incentive stock option" under Section 422 of the Code.

       1.13. Option Agreement. "Option Agreement" shall mean an agreement between the Company and an Optionee that sets forth the terms, conditions and limitations applicable to an Option.

       1.14. Optionee. "Optionee" shall mean a consultant granted an Option under this Plan.

       1.15. Plan. "Plan" shall mean this Interpore Cross International 1999 Consultants Stock Option Plan.

       1.16. QDRO. "QDRO" shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations and rules thereunder.

       1.17. Rule 16b-3. "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

       1.18. Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

       1.19. Subsidiary. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

       1.20. Termination of Consultancy. "Termination of Consultancy" shall mean the time when the engagement of an Optionee as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement; but excluding a termination where there is a simultaneous commencement of engagement of the Optionee as a consultant to or employment with the Company or any Subsidiary. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of this Plan, the Company and any Subsidiary has an absolute and unrestricted right to terminate a consultant's service at any time for any reason whatsoever.

                                   ARTICLE II.
                             SHARES SUBJECT TO PLAN

       2.1. Shares Subject to Plan. The shares of stock subject to Options shall be Common Stock. The aggregate number of such shares which may be issued upon exercise of such Options under the Plan shall not exceed three hundred thousand (300,000). The shares of Common Stock issuable upon exercise of such options may be either previously authorized but unissued shares or treasury shares.

       2.2. Add-back of Options. If any Option under this Plan expires or is cancelled without having been fully exercised, or is exercised in whole or in part for cash as permitted by this Plan, the number of shares subject to such Option but as to which such Option was not exercised or was exercised for cash prior to its expiration, cancellation or exercise may again be optioned hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Options which are adjusted pursuant to Section 7.3 and become exercisable with respect to shares of stock of another corporation may again be optioned hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Optionee or withheld by the Company upon the exercise of any Option under this Plan, in payment of the exercise price thereof or withholding taxes thereon, may again be optioned hereunder, subject to the limitations of Section 2.1.

                                  ARTICLE III.
                               GRANTING OF OPTIONS

       3.1. Eligibility. Any consultant who is not an employee of the Company or any Subsidiary and is selected by the Committee pursuant to Section 3.2(a)(i) shall be eligible to be granted an Option.

       3.2. Granting of Options.

               (a) The Committee shall from time to time, in its sole discretion, and subject to applicable limitations of this Plan:

                      (i) Determine and select from among the key consultants (including consultants who have previously received Options under this Plan) such of them as in its opinion should be granted Options;

                      (ii) Determine the number of shares to be subject to such Options granted to the selected key consultants;

                      (iii) Determine the terms and conditions of such Options, consistent with this Plan.

               (b) Upon the selection of a key consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its sole discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to a consultant that the consultant surrender for cancellation some or all of the unexercised options which have been previously granted to him or her under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of such surrendered option, may cover the same (or a lesser or greater) number of shares as such surrendered option, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered option.

                                   ARTICLE IV.
                                TERMS OF OPTIONS

       4.1. Option Agreement. Each Option shall be evidenced by a written Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

       4.2. Exercise Price. The price per share of the shares subject to each Option shall be set by the Committee and specified in the Option Agreement; provided, however, that such price shall be no less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.

       4.3. Option Term. The term of an Option shall be set by the Committee in its sole discretion. The Committee may extend the term of any outstanding Option in connection with any Termination of Consultancy of the Optionee, or amend any other term or condition of such Option relating to such a termination.

       4.4. Option Vesting.

               (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

               (b) No portion of an Option which is unexercisable at the Optionee's Termination of Consultancy shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Option Agreement or by action of the Committee following the grant of the Option.

       4.5. Consideration. In consideration of the granting of an Option, the Optionee shall agree, in the written Option Agreement, to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company or Subsidiary shall from time to time prescribe. Nothing in the Plan or any Option Agreement shall confer upon any Optionee any right to continue as a consultant for the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever.

                                   ARTICLE V.
                               EXERCISE OF OPTIONS

       5.1. Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option Agreement, a partial exercise be with respect to a minimum number of shares.

       5.2. Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

               (a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

               (b) Such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to transfer agents and registrars;

               (c) In the event that the Option shall be exercised pursuant to
Section 7.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

               (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee may, in its sole discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee; (vi) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii),
(iii), (iv), (v) and (vi). In the case of a promissory note, the Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

       5.3. Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

               (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

               (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body which the Committee shall, in its sole discretion, deem necessary or advisable;

               (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

               (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

               (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

       5.4. Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

       5.5. Ownership and Transfer Restrictions. The Committee, in its sole discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Option Agreement or other agreement between the Company and the holders of such shares and may be referred to on the certificates evidencing such shares.

                                   ARTICLE VI.
                                 ADMINISTRATION

       6.1. Compensation Committee. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is
(i) a "non-employee director" (as defined by Rule 16b-3) and (ii) to the extent required by the applicable provisions of Rule 16b-3, a "disinterested person" as defined by Rule 16b-3. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

       6.2. Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options are granted, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant under this Plan need not be the same with respect to each Optionee. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

       6.3. Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

       6.4. Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or the

Options and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

                                  ARTICLE VII.
                            MISCELLANEOUS PROVISIONS

        7.1. Not Transferable. Options under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until such Options have been exercised, or the shares underlying such Options have been issued, and all restrictions applicable to such shares have lapsed. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

       During the lifetime of the Optionee only he or she may exercise an Option (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of pursuant to a QDRO, in which case the Option may be exercised only by the transferee. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Option Agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

        7.2. Amendment, Suspension or Termination of this Plan. Except as otherwise provided in this Section 7.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 7.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan, and no action of the Committee or the Board may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, alter or impair any rights or obligations under any Options theretofore granted, unless the applicable Option Agreement itself otherwise expressly so provides. No Options may be granted during any period of suspension or after termination of this Plan, and in no event may any Option be granted under this Plan after the first to occur of the following events:

               (a) The expiration of ten years from the date the Plan is adopted by the Board; or

               (b) The expiration of ten years from the date the Plan is approved by the Company's shareholders under Section 7.4.

        7.3. Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

               (a) Subject to Section 7.3(d), in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company (including, but not limited to, a Corporate Transaction), issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

                      (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued),

                      (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, and

                      (iii) the exercise price with respect to any Option.

               (b) Subject to Section 7.3(d), in the event of any Corporate Transaction or other transaction or event described in Section 7.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee, in its sole discretion, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

                      (i) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the applicable Option Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee's request, for either the purchase of any such Option for an amount of cash equal to the amount that could have been attained upon the exercise of such Option or realization of the Optionee's rights had such Option been currently exercisable or the replacement of such Option with other rights or property selected by the Committee;

                      (ii) In its sole discretion, the Committee may provide, either by the terms of the applicable Option Agreement or by action taken prior to the occurrence of such transaction or event that it cannot be exercised after such event;

                      (iii) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the applicable Option Agreement or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (A) Section
4.4 or (B) the provisions of the applicable Option Agreement;

                      (iv) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the applicable Option Agreement or by action taken prior to the occurrence of such transaction or event, that upon such event, such Option shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

                      (v) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding Options and Options which may be granted in the future.

               (c) Subject to Sections 7.3(d) and 7.8, the Committee may, in its sole discretion, include such further provisions and limitations in any Option Agreement as it may deem equitable and in the best interests of the Company.

               (d) No adjustment or action described in this Section 7.3 or in any other provision of the Plan shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the

Option is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Option shall always be rounded to the next whole number.

               (e) Notwithstanding the foregoing provisions of this Section 7.3, in the event of any Corporate Transaction the Committee may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such Corporate Transaction each outstanding Option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such Option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

        7.4. Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan. Options may be granted prior to such stockholder approval, provided that such Options shall not be exercisable prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options previously granted under this Plan shall thereupon be cancelled and become null and void.

        7.5. Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Option. The Committee may, in its sole discretion, allow such Optionee to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

        7.6. Loans. The Committee may, in its sole discretion, extend one or more loans to key consultants in connection with the exercise of an Option granted under this Plan. The terms and conditions of any such loan shall be set by the Committee.

        7.7. Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Options under the Plan consistent with the provisions of the Plan, the Committee shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of Options granted under the Plan, or to require the Optionee to agree by separate written instrument, that (a) any proceeds, gains or other economic benefit actually or constructively received by the Optionee upon any receipt or exercise of the Option or upon the receipt or resale of any Common Stock underlying such Option, must be paid to the Company, and (b) the Option shall terminate and any unexercised portion of such Option (whether or not vested) shall be forfeited, if (i) the Optionee incurs a Termination of Consultancy prior to a specified date, or within a specified time period following receipt or exercise of the Option, or (ii) the Optionee at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee.

        7.8. Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, the Plan and any Option granted to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        7.9. Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees, Directors or consultants of the Company or any Subsidiary or (b) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

       7.10. Compliance with Laws. This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and the Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

       7.11. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

       7.12. Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the state of Delaware without regard to conflicts of laws thereof.

                         INTERPORE INTERNATIONAL, INC.

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 1999

    The undersigned hereby appoints David C. Mercer and Richard L. Harrison, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to act and to vote at the annual meeting of stockholders of Interpore International, Inc. (the "Company") to be held on May 21, 1999, and at any adjournments thereof, as indicated upon all matters referred to on this proxy card and described in the Proxy Statement/Prospectus for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting.

    1. Elect both G. Bradford Jones and Robert J. Williams to the Board of Directors of the Company.

[ ] FOR BOTH nominees listed above            [ ] WITHHOLD AUTHORITY to
  (except as marked to the                      vote for both nominees listed above.
contrary)

(Instruction: To WITHHOLD AUTHORITY to vote for any nominee, draw a line through the nominee's name in the list above.

    2. Proposal to amend and restate the Employee Qualified Stock Purchase Plan of Interpore International.

            [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

    3. Proposal to adopt the Interpore Cross International 1999 Consultants Stock Option Plan.

            [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

                  (Continued and to be signed on reverse side)

    Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matter that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR PROPOSALS 1, 2, AND 3

Dated: May   , 1999                                                       (SEAL)

                                                        ------------------------
                                                        (Signature)

                                                                          (SEAL)

                                                        ------------------------
                                                        (Signature)

                                                        Please sign as name(s)
                                                        appears on this proxy
                                                        card, and date this
                                                        proxy card. If a joint
                                                        account, each joint
                                                        owner must sign. If
                                                        signing for a
                                                        corporation or
                                                        partnership as agent,
                                                        attorney or fiduciary,
                                                        indicate the capacity in
                                                        which you are signing.